EXHIBIT 99.3

PROFORMA COMBINED FINANCIAL STATEMENTS

On January 30, 2013, AntriaBio, Inc. (the “Company”) entered into a share exchange and reorganization agreement (the “Share Exchange and Reorganization Agreement”) dated January 14, 2013, by and among the Company, AntriaBio Delaware, Inc., a Delaware corporation (“AntriaBio Delaware”), and the beneficial stockholders of AntriaBio Delaware (the “AntriaBio Stockholders”), pursuant to which the AntriBio Stockholders agreed to exchange all of the outstanding capital stock AntriaBio Delaware (the “AntriaBio Capital Stock”) for an aggregate of 35,284,000 shares of the  Company’s common stock representing approximately 88% of the Company’s issued and outstanding capital stock giving effect to such issuance and the other transactions described herein.  As a result of such transaction, AntriaBio Delaware shall become a wholly-owned subsidiary of the Company.  In connection with the Share Exchange and Reorganization Agreement, Tungsten 74, LLC, the majority stockholder of the Company agreed to deliver to the Company for cancellation its 19,890,000 shares of the Company’s common stock (collectively we refer to these transactions as the “Reverse Merger”),

The unaudited pro forma combined financial statements presented below are prepared using recapitalization accounting for the Reverse Merger. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Merger are described in the accompanying unaudited notes presented on the following pages.

The unaudited pro forma combined balance sheet is prepared as though the Reverse Merger occurred at the close of business on September 30, 2012.  The unaudited pro forma combined statements of comprehensive loss give effect to the Reverse Merger as though it occurred on July 1, 2011.  The Company’s fiscal year end is June 30. AntriaBio Delaware’s fiscal year end is December 31. The statements of of comprehensive loss for AntriaBio Delaware are presented for the three months ended September 30, 2012, and for the year ended June 30, 2012 to conform to the Company’s fiscal year end of June 30.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and AntriaBio Delaware been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of AntriaBio Delaware included herein and the historical financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2012 as filed with the United States Securities and Exchange Commission (“SEC”) on November 5, 2012 and in its Quarterly Report on Form 10-Q for the three months ended September 30, 2012 as filed with the SEC on November 19, 2012.

AntriaBio, Inc.
Pro Forma Combined Balance Sheet
(Unaudited)

	AntriaBio				Pro Forma
	Delaware, Inc.	AntriaBio, Inc			Combined
	September 30,	September 30,	Pro Forma		September 30,
Assets	2012	2012	Adjustments	Adj #	2012

Current assets
Cash and cash equivalents	$291,684	$480	$(300,000)	A	$(7,836)
Note receivable - related party, net	915,826	-	-		915,826
Interest receivable - related party	12,330	-	-		12,330
Other current assets	209,063	-	(100,000)	A	109,063
Total current assets	1,428,903	480	(400,000)		1,029,383

Long-Term Assets, Assets acquired	-	-	400,000	A	400,000
Total assets	$1,428,903	$480	$-		$1,429,383

Liabilities and Shareholders' Equity (Deficit)

Current liabilities
Accrued expenses	$287,935	$15,643	$-		$303.578
Convertible notes payable	2,898,767	-	-		2,898,767
Due to related parties	2,140	-	-		2,140
Interest payable	159,824	-	-		159,824
Total current liabilities	3,348,666	15,643	-		3,364,309

Total liabilities	3,348,666	15,643	-		3,364,309

Commitments and Contingencies (Note 10)

Shareholders' equity (deficit)
Common stock	353	4,101	35,546	B, C	40,000
Common stock, subscribed	(353)	-	353	C	-
Additional paid in capital	100	81,699	(35,899)	B, C	45,900
Deficit accumulated during the development stage	(1,919,863)	(100,963)	-		(2,020,826)
Total shareholders' equity (deficit)	(1,919,763)	(15,163)	-		(1,934,926)

Total liabilities and shareholders' equity (deficit)	$1,428,903	$480	$-		$1,429,383

AntriaBio, Inc.
Pro Forma Combined Statement of Comprehensive Loss
For three months ended September 30, 2012
(Unaudited)

	AntriaBio		Pro Forma		Pro Forma
	Delaware, Inc.	AntriaBio, Inc.	Adjustments	Adj #	Combined

Revenue
Sales	$-	$-	$-		$-
Total revenue	-	-	-		-

Operating expenses
Consulting fees	117,641	-	-		117,641
Insurance	4,241	-	-		4,241
Meals and entertainment	1,642	-	-		1,642
Payroll	200,567	-	-		200,567
Professional fees	154,408	-	-		154,408
Rent	15,792	-	-		15,792
Travel	43,581	-	-		43,581
General and administrative	5,011	9,749	-		14,760
Total operating expenses	542,883	9,749	-		552,632

Loss from operations	(542,883)	(9,749)	-		(552,632)

Other income (expense)
Interest income	16,930	-	-		16,930
Interest expense	(104,898)	-	-		(104,898)
Total other income (expense)	(87,968)	-	-		(87,968)

Loss before income taxes	(630,851)	(9,749)	-		(640,600)

Income tax expense	-	-	-		-

Net loss	(630,851)	(9,749)	-		(640,600)

Other comprehensive income (loss)	-	-	-		-

Total comprehensive loss	$(630,851)	$(9,749)	$-		$(640,600)

Loss per common share - basic and diluted	$(0.02)	$(0.00)	$-		$(0.002)

Weighted average common shares
outstanding - basic and diluted	35,284,000	4,101,000	615,000	D	40,000,000

AntriaBio, Inc.
Pro Forma Combined Income Statement of Comprehensive Loss
For twelve months ended June 30, 2012
(Unaudited)

	AntriaBio		Pro Forma		Pro Forma
	Delaware, Inc.	AntriaBio, Inc.	Adjustments	Adj #	Combined

Revenue
Sales	$-	$-	$-		$-
Total revenue	-	-	-		-

Operating expenses
Consulting fees	33,500	-	-		33,500
Insurance	17,594	-	-		17,594
Meals and entertainment	8,188	-	-		8,188
Payroll	150,813	-	-		150,813
Professional fees	95,612	-	-		95,612
Rent	55,196	-	-		55,196
Repair and maintenance	5,758	-	-		5,758
Travel	116,825	-	-		116,825
Loss on impairment	-	1,779	(1,779)	E	-
General and administrative	6,350	47,508	(47,508)	E	6,350
Total expenses	489,836	49,287	(49,287)		489,836

Loss from operations	(489,836)	(49,287)	49,287		(489,836)

Other income (expense)
Interest income	31,547	-	-		31,547
Interest expense	(325,094)	-	-		(325,094)
Total other income (expense)	(293,547)	-	-		(293,547)

Loss before income taxes	(783,383)	(49,287)	49,287		(783,383)

Income tax expense	-	-	-		-

Net loss	(783,383)	(49,287)	49,287		(783,383)

Other comprehensive income (loss)	-	-	-		-

Total comprehensive loss	$(783,383)	(49,287)	$49,287		$(783,383)

Loss per common share - basic and diluted	$(0.02)	$(0.01)	$(0.09)		$(0.02)

Weighted average common shares
outstanding - basic and diluted	35,284,000	3,867,637	(551,815)	D	38,599,822

AntriaBio, Inc.
Notes and Assumptions to Pro Forma Combined Financial Statements
 (Unaudited)

(A)
On October 5, 2012, subsequent to the historical balance sheet date presented and prior to the reverse merger, AntriaBio Delaware entered into an Asset Purchase Agreement for $400,000.   At the time of the reverse merger, the values of assets acquired were still being determined.

(B)	On January 10, 2013, AntriaBio, Inc. completed a 6-for-1 stock split whereby each share of common stock was converted into 6 shares of common stock (leaving 24,606,000 common shares outstanding).

(C)
To adjust AntriaBio, Inc. shareholders’ equity (deficit) accounts to reflect the effects of the recapitalization, including, 4,716,000 shares of existing Company stock (net of 19,890,000 shares retired at date of reverse merger) and the conversion of all outstanding common shares of AntriaBio Delaware into 35,284,000 common shares of AntriaBio, Inc. at par value of $0.001.

(D)	To reflect the 6-for-1 stock split of the Company stock as well as the retirement of 19,890,000 shares related to the reverse merger.

(E)
These balances were adjusted as they relate to the previous business model of AntriaBio, Inc. which is no longer being conducted subsequent to the reverse merger and therefore were adjusted out of the balance.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after September 30, 2012 by both the Company and AntriaBio Delaware to consummate the Reverse Merger, except as noted above.  Merger costs include fees payable for legal and accounting fees.  Such costs will be expensed as incurred.